UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

NORTH STATE BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2006

To The Shareholders of North State Bancorp:

The Annual Meeting of Shareholders of North State Bancorp, a North Carolina corporation, will be held at Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Wednesday, May 17, 2006 at 4:30 p.m. for the following purposes:

•	to elect five Class III Directors to serve for three-year terms expiring in 2009;

•	to ratify the appointment of Dixon Hughes PLLC, Sanford, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on March 17, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report to Shareholders and our Form 10-KSB for the fiscal year ended December 31, 2005.

IMPORTANT — YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

/s/ Larry D. Barbour
Larry D. Barbour,
President and Chief Executive Officer

Raleigh, North Carolina

April 17, 2006

NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of North State Bancorp, a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, at 4:30 p.m. on Wednesday, May 17, 2006, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 17, 2006.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Stacey Koble, Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the five Class III Director nominees identified herein;

(2)	FOR ratification of the appointment of Dixon Hughes PLLC, Sanford, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3)	in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

In accordance with North Carolina law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions, withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of auditors.

Record Date

Only the holders of record of our common stock at the close of business on the record date, March 17, 2006, are entitled to notice of and to vote at the meeting. On the record date, 2,894,219 shares of our common stock were outstanding. Shareholders are entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each year, one class is elected to serve for three years. At our annual meeting, five Class III directors will be elected for a term of three years, expiring in 2009, or until their successors are elected and qualified. The Class III directors standing for re-election in 2006 and their respective biographical summaries are:

Nominees

Name	Age (as of 02/28/06)	Director Since	Business Experience For Last Five Years
James C. Branch	54	2002	President, Nova Development Group (real estate development), Raleigh, North Carolina, since 1981.

Glenn E. Futrell	64	2002	President/Owner, Roanoke Properties Limited Partnership (real estate development), Manteo, North Carolina, since 1984; since May 2003, director of Waste Industries USA, Inc., a publicly traded waste management company headquartered in Raleigh, North Carolina.

J. Keith Keener, M.D.	56	2002	Senior Partner, Wake Nephrology Associates, Physician, Raleigh, North Carolina, since 1983.

W. Harold (Hal) Perry	56	2002	Broker/Owner, RE/Max United; President, Real Estate Marketing & Consulting, Inc. (real estate brokerage and development), Raleigh, North Carolina, since 1993.

Jack M. Stancil	64	2002	Vice President, Stancil & Company, Certified Public Accountants, Raleigh, North Carolina, since 2001, and President from 1975 to 2001.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Shareholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the Class III director nominees listed above.

PROPOSAL NO. 2 —

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Sanford, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. The Board of Directors has ratified this appointment and recommends that the shareholders ratify this appointment. Dixon Hughes PLLC has audited our consolidated accounts since we were formed in June 2002, and has audited the accounts of our subsidiary, North State Bank, since it began operations in June 2000, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or our subsidiary in any capacity other than that of serving as independent registered public accounting firm. Representatives of Dixon Hughes PLLC are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Votes Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Dixon Hughes PLLC. Your vote may be cast for or against or you may abstain from voting on this proposal. If the appointment of Dixon Hughes PLLC is not ratified by the shareholders, the Audit Committee will reconsider its selection.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of February 28, 2006 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed under “Executive Compensation — Summary Compensation” below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after February 28, 2006 for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Applicable percentages are based on 2,888,619 shares outstanding on February 28, 2006.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned
Forrest H. Ball (1)	92,436	3.18%
Larry D. Barbour (2)	91,840	3.09%
James C. Branch (3)	34,033	1.17%
Charles T. Francis (4)	33,262	1.15%
Glenn E. Futrell (5)	138,102	4.76%
C. Thomas Hendrickson (6)	103,067	3.52%
Jeanette W. Hyde (7)	46,660	1.61%
J. Keith Keener, M.D. (8)	89,972	3.03%
Hon. Burley B. Mitchell, Jr.	22,048	*
Barry W. Partlo	8,826	*
Gary H. Pendleton (9)	28,640	*
W. Harold Perry (10)	140,838	4.84%
Nutan T. Shah (11)	118,523	4.08%
Fred J. Smith, Jr. (12)	531,397	18.23%
Jack M. Stancil (13)	46,966	1.62%
George C. Venters, M.D. (14)	55,813	1.93%
Walter G. Rogers (15)	1,720	*
Judy M. Stephenson (16)	45,595	1.55%
Sandra A. Temple (17)	29,388	1.01%
Kirk A. Whorf (18)	29,389	1.01%
All directors and executive officers as a group (20 persons) (19)	1,688,515	51.54%

*	Less than 1%.

(1)	Includes 19,318 shares of common stock obtainable upon exercise of stock options.
(2)	Includes 82,656 shares of common stock obtainable upon exercise of stock options.
(3)	Includes 17,132 shares of common stock obtainable upon exercise of stock options and 7,349 shares of common stock held by Mr. Branch’s minor children.
(4)	Includes 15,041 shares of common stock obtainable upon exercise of stock options and 13,445 shares held jointly by Mr. Francis and his wife.
(5)	Includes 11,945 shares of common stock obtainable upon exercise of stock options and 58,195 shares of common stock held by Mr. Futrell’s wife.
(6)	Includes 37,686 shares of common stock obtainable upon exercise of stock options 45,921 shares of common stock held jointly by Mr. Hendrickson and his wife and 2,056 shares held by Mr. Henderickson’s wife.
(7)	Includes 9,924 shares of common stock obtainable upon exercise of stock options.
(8)	Includes 81,656 shares held by a limited partnership of which Mr. Keener is a partner.
(9)	Includes 16,998 shares held by Mr. Pendleton’s company.
(10)	Includes 21,614 shares of common stock obtainable upon exercise of stock options, 81,125 shares of common stock held jointly by Mr. Perry and his wife.
(11)	Includes 17,132 shares of common stock obtainable upon exercise of stock options, 41,328 shares held by Mr. Shah’s wife.
(12)	Includes 25,565 shares of common stock obtainable upon exercise of stock options, 9,185 shares held by Mr. Smith’s wife, 1,838 shares held by Mr. Smith’s child and 101,843 shares held by his company.
(13)	Includes 16,142 shares of common stock obtainable upon exercise of stock options.
(14)	Includes 9,292 shares of common stock obtainable upon exercise of stock options and 18,369 shares held jointly by Dr. Venters and his wife.
(15)	Includes 1,104 shares of common stock obtainable upon exercise of stock options and 616 shares owned by Mr. Rogers’ wife.
(16)	Includes 45,920 shares of common stock obtainable upon exercise of stock options.
(17)	Includes 27,552 shares of common stock obtainable upon exercise of stock options.
(18)	Includes 29,389 shares of common stock obtainable upon exercise of stock options.
(19)	Includes information contained in (1) – (20).

To our knowledge, no individual shareholder beneficially owned more than 5% of our issued and outstanding common stock on February 28, 2006, with the exception of director Fred J. Smith, Jr. who beneficially owned 505,832 shares, constituting 17.5% of our issued and outstanding common stock, excluding options on 25,565 shares that may be exercised within 60 days of February 28, 2006.

Other Directors

Class I Directors – Term Expiring 2007

Name	Age (as of 02/28/06)	Director Since	Business Experience For Last Five Years
Forrest H. Ball	62	2002	President, Hartwell Realty, Inc. (real estate sales and development), Garner, North Carolina since 1986; President, Dean Ball Farms, Inc. (agriculture) since 1989.

C. Thomas Hendrickson	49	2002	C. Thomas Hendrickson, Attorney at Law; Principal, Hendrickson Properties (real estate investments), Raleigh, North Carolina.

Honorable Burley B. Mitchell, Jr.	65	2002	Member/Attorney, Womble Carlyle Sandridge & Rice, PLLC, Raleigh, North Carolina, since 1999; Prior to that, Chief Justice, North Carolina Supreme Court, Raleigh, North Carolina, since February 1982.

Barry W. Partlo	47	2003	President/Owner, Direct Distributors, Inc., Garner, North Carolina.

Nutan T. Shah	60	2002	President and Chief Executive Officer, Nine Points, Inc. (real estate development and hotel management), Raleigh, North Carolina since 1997.

George C. Venters, M.D.	60	2002	Private investments, Raleigh, North Carolina, since 2005; prior to that, Orthopedic Surgeon, Raleigh, North Carolina, since 1976.

Class II Directors – Term Expiring 2008

Name	Age (as of 02/28/06)	Director Since	Business Experience For Last Five Years
Larry D. Barbour	56	2002	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Charles T. Francis	42	2002	Partner/Attorney, Francis & Austin, PLLC, Raleigh, North Carolina.

Ambassador Jeanette W. Hyde	67	2002	Private investments, Raleigh, North Carolina, since 1998; prior to that, U.S. Ambassador to Barbados and the Eastern Caribbean Countries, since 1994.

Brig. Gen. (Retired) Gary H. Pendleton	58	2002	President/Owner, Preferred Planning & Insurance, Inc., Raleigh, North Carolina.

Fred J. Smith, Jr.	63	2002	Chief Executive Officer, Fred Smith Family Company (real estate development), Raleigh, North Carolina; Managing Member, Sunbelt Golf Group, LLC (golf course development), Raleigh, North Carolina; Counsel, Smith Debnam Narron Wyche Story and Myers, LLP, Raleigh, North Carolina; Chief Executive Officer, C.C. Mangum Co., LLC, Raleigh, North Carolina (highway construction), since 2005.

Director C. Thomas Hendrickson is married to the niece of Director Jeanette W. Hyde.

Director Compensation

In fiscal 2006, our directors received a $1,000 annual retainer, except for the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Loan Committee, the Chairman of the Executive Committee and the Chairman of the Compensation Committee, who received annual retainers of $3,500, $3,500, $2,500, $2000 and $1,000, respectively. Directors also received $250 for each Board meeting, $350 for each Executive Committee meeting and $250 for each committee meeting other than Executive Committee meetings, whether they attended the meetings or not.

In December 2001, we implemented a non-qualifying deferred compensation plan for directors. Under the plan, a participating director may elect to defer receipt of all or a portion of his or her director’s fees that would otherwise be payable in cash. At the end of each calendar year, the fees electively deferred during the year are converted, using a formula based upon 125% of the dollar amount of fees deferred and the fair value of our common stock at the beginning of the year, into a hypothetical number of shares, or phantom shares, credited to the participating director’s account. The then current value of all phantom shares accumulated under the plan is payable in cash to the participating director, or to his or her designated beneficiary, upon retirement, disability or death. During 2005, a total provision of $399,000 was charged to expense to provide for future obligations payable under this plan.

Our directors are eligible to be granted stock options under our Stock Option Plan for Non-Employee Directors. No options were granted to directors in 2005. In 2000, we granted to our directors stock options for an aggregate of 238,782 shares of our common stock.

Board of Director Meetings

The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2005, the Board of Directors held 6 meetings.

Each person who was a director during 2005 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he or she served, except for James C. Branch and Glenn E. Futrell, who each missed 33% of the meetings due to conflicting business and other obligations.

As a community banking organization, we strongly encourage all of our directors to attend our annual meetings of shareholders. At the 2005 annual meeting, 12 of our 16 directors were in attendance.

Committees

We have an Executive Committee, an Audit Committee and a Compensation Committee.

Executive Committee. The Executive Committee is composed of directors Ball, Barbour (Chairman), Francis, Hendrickson, Keener, Perry, Smith and Stancil. The Executive Committee has the power to act on behalf of the full Board of Directors in nearly all matters concerning our operations.

The Executive Committee also serves as the Nominating Committee, and, in this capacity, recommends to the Board the names of persons to be considered for nomination and election to the Board.

The Executive Committee also addresses the performance, compensation and other personnel matters as they relate to our President and Chief Executive Officer. The Executive Committee held nine meetings in 2005.

Audit Committee. The Audit Committee is composed of directors Stancil (Chairman), Hyde, Francis, Mitchell and Shah, none of whom are our employees. The Audit Committee is responsible for the hiring and retention of our independent auditors, reviews the findings of external audits and examinations, provides general oversight of the internal audit function, evaluates the adequacy of our insurance coverage and reviews the activities of our regulatory compliance efforts. The Audit Committee held four meetings in 2005.

Compensation Committee. The Compensation Committee is composed of directors Francis, Smith (Chairman) and Stancil, none of whom are our employees. The Compensation Committee is responsible for establishing the compensation of our Chief Executive Officer and the Board of Directors. The Compensation Committee held five meetings in 2005.

Executive Officers

The following table sets forth certain information concerning our executive officers as of February 28, 2006:

Name	Age (as of 02/28/06)	Position with North State Bank and Business Experience for Last Five Years
Larry D. Barbour	56	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Walter G. Rogers	58	Executive Vice President since July 2005 (Senior Vice President from April 2004 to July 2005) and Chief Credit Officer since April 2004, North State Bank, Raleigh, North Carolina; Vice President and Senior Loan Administration Officer, North State Bank, Raleigh, North Carolina from March 2003 to March 2004; Personal and Business Banking Manager, RBC Centura Bank, Garner and Fuquay-Varina, North Carolina from February 2000 to March 2003; prior to that, Manager/Special Assets, Collections and Loan Operations, Triangle Bank, Raleigh, North Carolina, from 1990 to February 2000.

Judy M. Stephenson	60	Executive Vice President, Business Development, Commercial Lending, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Triangle Bank, Raleigh, North Carolina, since April 1989.

Sandra A. Temple	54	Executive Vice President since July 2005 (Senior Vice President from March 2000 to July 2005) and Chief Operations Officer since March 2000, North State Bank, Raleigh, North Carolina, since March 2000; prior to that, Vice President/Cash Management, Triangle Bank, Raleigh, North Carolina, since December 1998; prior to that, Vice President, First-Citizens Bank & Trust, Raleigh, North Carolina, since March 1998; prior to that, Vice President/Branch Operations, Triangle Bank, Raleigh, North Carolina, since December 1987.

Kirk A. Whorf	48	Chief Financial Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; Executive Vice President since July 2005 (Senior Vice President from March 2000 to July 2005) and Chief Financial Officer since March 2000, North State Bank, Raleigh, North Carolina; prior to that, Senior Vice President/Funds Manager, Triangle Bank, Raleigh, North Carolina, since 1995.

Executive Compensation

Summary Compensation

The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 2003, 2004 and 2005 to our Chief Executive Officer and our other executive officer and our subsidiary’s executive officers who earned at least $100,000 in the respective fiscal year. We refer to these executive officers as the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation (1)
		Salary		Bonus		Securities Underlying Stock Options
Larry D. Barbour President and Chief Executive Officer	2005 2004 2003	$ $ $	244,000 195,000 175,000	$ $ $	100,000 100,000 30,000	— — —	$ $ $	41,335 39,510 29,536

Walter G. Rogers(2) Chief Credit Officer and Executive Vice President	2005 2004 2003	$ $ $	108,000 92,567 80,000	$ $ $	27,000 24,000 2,000	— 4,600 —		— — —

Judy M. Stephenson Executive Vice President, Business Development, Commercial Lending	2005 2004 2003	$ $ $	110,000 110,000 110,000	$ $ $	4,400 16,800 4,000	— — —	$ $ $	12,000 12,000 2,000

Kirk A. Whorf Chief Financial Officer and Executive Vice President	2005 2004 2003	$ $ $	108,000 100,000 92,000	$ $ $	32,500 25,000 7,000	— — —		— — —

	Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation (1)
Name and Principal Position		Salary		Bonus		Securities Underlying Stock Options
Sandra A. Temple Chief Operations Officer and Executive Vice President	2005 2004 2003	$ $ $	108,000 100,000 91,000	$ $ $	30,000 30,000 7,500	— — —	— — —

(1)	These amounts represent primarily 401(k) matching contributions, life insurance premiums paid by us on behalf of executive officers and automobile allowances and, in the case of Mr. Barbour, directors fees.
(2)	Mr. Rogers was first employed by us in March 2003.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

We did not grant any stock options during the year ended December 31, 2005 to any of our Named Executive Officers.

The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 2005:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise(#)	Value Realized($)		Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the-Money Options At December 31, 2005($)(1)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Larry D. Barbour	- 0 -	$	- 0 -	82,656	-0-	$1,298,526	-0-
Walter G. Rogers	- 0 -	$	- 0 -	1,104	4,416	$11,161	$44,646
Judy M. Stephenson	- 0 -	$	- 0 -	45,920	-0-	$721,403	-0-
Kirk A. Whorf	- 0 -	$	- 0 -	29,389	-0-	$461,701	-0-
Sandra A. Temple	- 0 -	$	- 0 -	27,552	-0-	$432,842	-0-

(1)	Market value of our common stock at December 31, 2005 ($21.70 per share), based on the closing price of our common stock on December 31, 2005, minus the exercise price. Options are considered in-the-money if the market value of the shares covered thereby is greater than the exercise price.

Employment and Change in Control Agreements

We have entered into an employment agreement with Larry D. Barbour, our President and Chief Executive Officer. Under the terms of this agreement, we agreed to employ Mr. Barbour until May 30, 2003. The agreement automatically renewed on June 1, 2003 for an additional year, and will renew automatically every year thereafter, unless notice is given by us or Mr. Barbour at least 30 days before the renewal date. For fiscal 2006, Mr. Barbour’s annual salary is $250,000. If we terminate Mr. Barbour except for cause, he would receive three years of his most recent salary and bonus. In the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of Mr. Barbour, he would receive three times his most recent salary and bonus, and the continuation of health and other insurance benefits until age 65.

We also have entered into an agreement with each of Judy M. Stephenson, Kirk A. Whorf and Sandra A. Temple whereby in the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of the officer, each agreement provides for the payment of three times the officer’s most recent salary and bonus, and the continuation of health and other insurance benefits for three years after termination, except for Ms. Stephenson who would receive benefit coverage until her retirement, as defined in the agreement. Continuation of the health and other insurance benefits will cease if the officer finds other employment that provides coverage.

Transactions with Management

We have had, and expect to have in the future, banking transactions in the ordinary course of business with our executive officers, directors and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with third parties. In the opinion of our management, these transactions have not and will not involve more than the normal risk of collectibility or present other unfavorable features. All such outstanding loans were current and in good standing on December 31, 2005. These loans were made in compliance with federal banking regulations and therefore are allowed to be made under the provisions of the Sarbanes-Oxley Act of 2002.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2005 with management. The Audit Committee has discussed with Dixon Hughes PLLC, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Dixon Hughes required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Dixon Hughes its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-KSB for fiscal 2005.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented, although our common stock is not listed on Nasdaq. The Board of Directors also has determined that Jack M. Stancil is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-B. The Audit Committee recommended and the Board of Directors approved in 2002 and amended in March 2006 the current Audit Committee charter, a copy of which is attached as Appendix A to this proxy statement.

Audit Fees. Audit fees include fees billed to us by Dixon Hughes in connection with the annual audit of our consolidated financial statements, reviews of our interim financial statements, report production assistance related to these consolidated financial statements and review thereof. The aggregate fees billed or expected to be billed to us by Dixon Hughes for such audit services rendered for the fiscal years ended December 31, 2004 and 2005 were $56,356 and $53,778, respectively.

Audit-Related Fees. Audit related services consist solely of routine accounting consultations. The aggregate fees billed to us by Dixon Hughes for audit-related services for the fiscal years ended December 31, 2004 and 2005 were $1,810 and $1,255, respectively.

Tax Fees. Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to us by Dixon Hughes for tax related services for the fiscal years ended December 31, 2004 and 2005 were $7,628 and $5,304, respectively.

All Other Fees. We engaged Dixon Hughes to assist with the documentation of our internal controls over financial reporting during 2005. The aggregate fees billed to us by Dixon Hughes for this service during 2005 were $51,750. There were no additional fees billed to us by Dixon Hughes during the fiscal years ended December 31, 2004 and 2005.

The Audit Committee of the Board of Directors considered all of the above activities to be compatible with the maintenance of Dixon Hughes’ independence. The Audit Committee discussed these services with Dixon Hughes and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Dixon Hughes as discussed above, as required by SEC regulation.

Submitted by:	The Audit Committee

	Jack M. Stancil, Chairman	Charles T. Francis
	Jeannette W. Hyde	Hon. Burley B. Mitchell, Jr.
Nutan T. Shah

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2005, except for a report for C. Thomas Hendrickson due on March 11, 2005 that was filed on April 8, 2005 for the purchase of 180 shares, and a report for Fred J. Smith, Jr. due on March 15, 2005 that was filed March 29, 2005 for the purchase of 232 shares.

CORPORATE GOVERNANCE

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. In addition, as required by SEC regulations, we have adopted a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions for our company.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 7, 2006. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to February 20, 2007. Proposals should be mailed to the Corporate Secretary, 4270 The Circle at North Hills, Raleigh, North Carolina 27609.

DIRECTOR NOMINATIONS

The Executive Committee serves as the nominating committee. Because the Executive Committee serves in this function there is no nominating committee charter. Members of the committee are appointed by the Board. The committee is composed of Directors Ball, Barbour (Chairman), Francis, Hendrickson, Keener, Perry, Smith and Stancil, all of whom are considered by the Board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15), except Mr. Barbour, our Chief Executive Officer and President.

The committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the shareholders and any director nominees to be elected by the Board to fill interim director vacancies. In addition, this committee addresses general corporate governance matters on behalf of the Board. The committee also reviews the composition and function of the Board as a whole.

The committee considers the following criteria in selecting nominees; personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

To identify nominees, the committee will rely on personal contacts as well as its knowledge of members of the local communities. We have not previously used an independent search firm to identify nominees.

The committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder may submit a nomination for director by delivering to the Corporate Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of our common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may communicate with the Board by writing to Larry D. Barbour, our President and Chief Executive Officer, at North State Bancorp, 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Mr. Barbour will relay such communications to the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

APPENDIX A

North State Bancorp

Audit Committee Charter

Mission Statement

The Audit Committee will assist the Board of Directors of North State Bancorp in fulfilling its oversight responsibilities. The Audit Committee will appraise the financial reporting process, the audit process, the accounting function, the internal controls, the disclosure controls and procedures, and the Company’s process for monitoring compliance with applicable laws, regulations and the Company’s code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To properly perform his or her role, each committee member must have an understanding of the responsibilities of committee membership as well as familiarity with the Company’s business, operations and risks.

Organization

•	The Audit Committee will be composed of not less than three nor more than five members of the Board of Directors.

•	The Board of Directors will appoint committee members annually for a term of one year.

•	The members of the committee will appoint a chairperson.

•	Each committee member must be financially literate.

•	At least one member of the Audit Committee shall be a financial expert, as that term is defined in the regulations of the Securities and Exchange Commission.

•	The Audit Committee shall be comprised solely of non-employee directors who are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Each committee member also must:

•	Satisfy the director independence standards of the Nasdaq/New York Stock Exchange; and

•	Not receive any consulting, advisory or other compensatory fee from the Company or its subsidiaries, other than director fees.

•	A majority of the committee members will constitute a quorum.

•	The committee will meet at least four times a year, or more frequently as required, and at such times and places, or telephonically, as it deems advisable.

•	The committee will keep minutes of its meetings and report to the Board of Directors after each meeting of the committee.

•	The external and internal auditors will have the right to appear before and be heard by the Audit Committee.

•	The committee will have the right, for the purpose of the proper performance of its functions, to meet at any reasonable time with the Company’s external and internal auditors, general and outside counsel, investment advisors, financial analysts, and any other advisors, or any of the directors, officers or employees of the Company.

•	The committee will have the right to engage independent counsel and other advisors regarding accounting matters, and to determine and pay the compensation of those advisors from Company funds.

Roles and Responsibilities

Engagement of Audit and Other Accounting Services

•	Select and hire the independent auditor.

•	Select and hire the independent auditor to perform non-audit services.

•	Review the performance of the external auditors and determine the appointment, retention or discharge of the external auditors.

•	Determine the compensation to be paid to the independent auditor for all services to be performed for the Company.

Controls

•	Evaluate the adequacy of the Company’s internal controls and disclosure controls and procedures through the use of outside and internal auditors.

•	Determine whether management is appropriately communicating the importance of internal controls and disclosure controls and procedures.

•	Appraise the extent to which internal and external auditors examine computer systems and applications, the security of those systems and contingency plans for processing financial information in the event of a systems breakdown.

•	Determine whether internal control and disclosure control recommendations made by internal and external auditors are responded to by management in a timely fashion.

•	Ensure that the external auditors have access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and disclosure controls and related matters.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Financial Reporting

General

•	Discuss with management and the internal and external auditors, together and/or separately, any significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

•	Review the annual financial statements and determine whether they are consistent with the information known to committee members and should be included in the Annual Report on Form 10-K.

•	Review the critical accounting policies used in the audit, alternative treatments of financial information discussed between the external auditor and management, and material communications between the external auditor and management.

•	Discuss judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of revenue recognition and reserves.

•	Meet with management and the external auditors, together and separately, to discuss the financial statements and the results of the audit.

•	Review the Annual Report on Form 10-K before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the external auditors review quarterly financial information.

•	Meet with management and the external auditors, together and separately, either telephonically or in person, to discuss the interim financial statements and the results of the review.

•	Review the Quarterly Report on Form 10-Q before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

Compliance with Laws and Regulations

•	Appraise the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

•	Periodically obtain updates from management regarding compliance.

•	Discuss separately with management and the external auditor any pending, threatened or expected litigation, taxation or regulatory matters.

•	Review with management and the external auditor, together and separately, the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and obligate management to communicate it to all employees.

•	Evaluate whether management is appropriately communicating the importance of the code of conduct and the guidelines for acceptable business practices.

•	Review the program for monitoring compliance with the code of conduct.

•	Periodically obtain updates from management regarding compliance.

Internal Audit

•	Review the activities and organizational structure of the internal audit function.

•	Review the qualifications of the director of internal audit and concur in the appointment, replacement, reassignment or dismissal of that individual.

External Audit

•	Instruct the external auditors that the Board of Directors and the Audit Committee, as the shareholders’ representative, is the external auditors’ client.

•	Obtain from the external auditors a formal written statement delineating all relationships between the external auditors and the Company, consistent with Independence Standard No. 1, and actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that might impact the objectivity and independence of the external auditors.

•	Review with the external auditor any problems or difficulties encountered in the audit process.

•	Receive and review audit reports and management letters.

Other Responsibilities

•	If necessary, meet with the external auditors, the director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

•	Ensure that significant findings and recommendations made by the internal and external auditors are dealt with in a timely fashion.

•	Review with Company counsel any legal matters that could have a significant impact on the Company’s financial statements.

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

•	Perform other oversight functions as requested by the Board of Directors.

•	Review and update the charter of the committee and receive approval of changes from the Board of Directors.

Amended on March 23, 2006.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 17, 2006

The undersigned hereby appoints Charles T. Francis and C. Thomas Hendrickson and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of North State Bancorp, a North Carolina corporation, held of record by the undersigned on March 17, 2006, at the Annual Meeting of Shareholders to be held at Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on May 17, 2006 at 4:30 p.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1) Election	of Directors:
☐ FOR all nominees listed below (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

James C. Branch	Glenn E. Futrell	J. Keith Keener, M.D.
W. Harold (Hal) Perry	Jack M. Stancil

(2) To	ratify the appointment of Dixon Hughes PLLC as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2006:

☐  VOTE FOR                                                                           ☐  VOTE AGAINST                                                                               ☐  ABSTAIN

(3) In	their discretion, to vote upon such other matters as may properly come before the meeting:
☐ GRANT AUTHORITY ☐ WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT’S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Signature

Signature, if held Jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date:                                                                                     , 2006

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.